UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 1, 2010, pursuant to a Stipulation and Consent to the Issuance of a Consent Order, First National Community Bank, Dunmore, Pennsylvania (the “Bank”), the wholly owned subsidiary of First National Community Bancorp, Inc. (the “Company”), without admitting or denying any wrongdoing, consented and agreed to the issuance of a Consent Order (the “Order”) by the Office of the Comptroller of the Currency (the “OCC”), the Bank’s primary regulator. The Order requires the Bank to undertake certain actions within designated timeframes, and to operate in compliance with the provisions thereof during its term.

The Order is based on the results of an examination of the Bank as of March 31, 2009. by the OCC commenced in April 2009.  Since the examination, the Bank has been engaged in discussions with the OCC, and has been taking steps to improve the condition and policies and procedures of the Bank.  On March 1, 2010, Jerry Champi was named interim President and Chief Executive Officer of the Bank following the resignation, for health reasons, of the prior President/CEO.  Additionally in the second and third quarter, the Bank completed a reorganization of its organizational structure, a review of which was commenced in the 4th quarter of 2009.  As part of this restructuring we have:

•      Retained a veteran financial executive to serve as Interim Chief Financial Officer;

•      Recruited an experienced candidate to serve, subject to regulatory approval, as permanent Chief Financial Officer;;

•      Hired a new Chief Credit Officer, responsible for credit and loan administration, loan review and asset recovery, and who has significant experience in enterprise risk management activities

•      Hired a new Compliance Officer with extensive experience in Bank Secrecy Act /Anti-Money Laundering compliance;

•      Hired a new Internal Auditor; and

•      Named a new Chief Lending Officer from within the organization.

Each of our new hires has extensive experience in their area of expertise with institutions much larger than the Bank.

We have also:

•      Completed, in March 2010, the sale of $25 million of Subordinated Notes in a private placement transaction to support the Company’s and Bank’s capital levels;

•      Received shareholder approval of a class of undesignated preferred stock, which can be issued without further shareholder action, in case it becomes attractive to raise additional capital through such an issuance.

Compliance with the Agreement is to be monitored by a committee (the “Committee”) of at least three directors, none of whom is an employee or controlling shareholder of the Bank or its affiliates or a family member of any such person. The Committee is required to submit written progress reports on a monthly basis and the Agreement requires the Bank to make periodic reports and filings with the OCC. The members of the Committee are John P. Moses, Joseph Coccia and Joseph J. Gentile.

The provisions of the Order include the following:

(i) By October 31, 2010, the Board of Directors of the Bank (the “Board”) is required to adopt and implement a three-year strategic plan which must be submitted to the OCC for review and prior determination of no supervisory objection; the strategic plan must establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development, and market segments that the Bank intends to promote or develop, and is to include strategies to achieve those objectives; if the strategic plan involves the sale or merger of the Bank, it must address the timeline and steps to be followed to provide for a definitive agreement within 90 days after the receipt of a determination of no supervisory objection;

(ii) by October 31, 2010, the Board is required to adopt and implement a three year capital plan, which must be submitted to the OCC for review and prior determination of no supervisory objection;

(iii) by November 30, 2010, the Bank is required to achieve and thereafter maintain a total risk-based capital equal to at least 13% of risk-weighted assets and a tier 1 capital equal to at least 9% of risk-weighted assets;

(iv) the Bank may not pay any dividend or capital distribution unless it is in compliance with the higher capital requirements required by the Order, the Capital Plan, applicable legal requirements and, then only after receiving a determination of no supervisory objection from the OCC;

(v) by November 15, 2010, the Committee hereinafter defined) must review the Board and the Board’s committee structure; by November 30, 2010, the Board must prepare or cause to be prepared an assessment of the capabilities of the Bank’s executive officers to perform their past and current duties, including those required to respond to the most recent examination report, and to perform annual performance appraisals of each officer;

(vi) by October 31, 2010, the Board must adopt, implement and thereafter ensure compliance with a comprehensive conflict of interest policy applicable to the Bank’s and the Company’s directors, executive officers, principal shareholders and their affiliates and such person’s immediate family members and their related interests, and by November 30, 2010, conduct a review of existing relationships with such persons to identify those, if any, not in compliance with the policy; and review all subsequent proposed transactions with such persons or modifications of transactions;

(vii) by October 31, 2010, the Board must develop , implement and ensure adherence to policies and procedures for Bank Secrecy Act (“BSA”) compliance; and account opening and monitoring procedures compliance;

(viii) by October 31, 2010, the Board shall ensure the BSA audit function is supported by an adequately staffed department or third party firm; adopt implement and ensure compliance with an independent BSA audit; and assess the capabilities of the BSA officer and supporting staff to perform present and anticipated duties;

(ix) by October 31, 2010, the Board is required to adopt, implement and ensure adherence to a written credit policy, including specified features, to improve the Bank’s loan portfolio management;

(x) the Board is required to take certain actions to resolve certain credit and collateral exceptions;

(xi) by October 31, 2010, the Board is required to establish an effective, independent and ongoing loan review system to review, at least quarterly, the Bank’s loan and lease portfolios to assure the timely identification and categorization of problem credits; by October 31, 2010, to adopt and adhere to a program for the maintenance of an adequate allowance for loan and lease losses (“ALLL”), and to review the adequacy of the Bank’s ALLL at least quarterly;

(xii) by October 31, 2010, the Board must adopt and the Bank implement and adhere to a program to protect the Bank’s interest in criticized assets; and the Bank may only extend additional credit (including renewals) to a borrower whose loans are criticized under specified circumstances;

(xiii)by October 31, 2010, the Board must adopt and ensure adherence to action plans for each piece of other real estate owned;

(xiv) by November 30, 2010, the Board is required to develop, implement and ensure adherence to a policy for effective monitoring and management of concentrations of credit;

(xv) by October 31, 2010, the Board shall revise and implement the Bank’s other than temporary impairment policy;

(xvi) by October 31, 2010, the Board must take action to maintain adequate sources of stable funding and liquidity and a contingency funding plan; by October 31, 2010, the Board is required to adopt, implement and ensure compliance with an independent, internal audit program; and

(xvii) take actions to correct cited violations of law; and adopt procedures to prevent future violations an address compliance management.

The Order permits the OCC to extend the time periods under the Order upon written request.

Because the Order establishes specific capital requirements to be met and maintained by the Bank, the Bank cannot be deemed “well capitalized” for capital adequacy purposes, even if the Bank exceeds the levels of capital required under the Order.

While the Company intends to take such actions as may be necessary to enable the Bank to comply with the requirements of the Agreement, and has already taken steps to comply with a number of provisions of the Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Agreement, or to do so within the timeframes required, that compliance with the Agreement will not be more time consuming or more costly than anticipated, or that compliance with the Agreement will enable the Company and Bank to maintain profitable operations, or that efforts to comply with the Agreement will not have adverse effects on the operations and financial condition of the Company. Compliance with the Order is of highest priority to the Bank’s board of directors and management.  The provisions of the Order will remain effective and enforceable until they are modified, terminated, suspended or set aside by the OCC.  Failure to comply with the provisions of the Agreement could subject the Bank and its directors to additional enforcement actions.

A copy of the form of the Agreement is attached hereto as Exhibit 10.1. The description of the Agreement set forth above does not purport to be complete, and is qualified by reference to the full text of the Agreement. The provisions of the Agreement have been promulgated in furtherance of the regulatory authority of the OCC and are not intended to modify the previous disclosures of the Company regarding the condition of the Bank or Company or the adequacy or effectiveness of its internal control over financial reporting or disclosure controls and procedures.

Forward Looking Statements. This report contains forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward looking statements can be identified by use of such words as “may,” “will,” “anticipate,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policies, competitive factors, government agencies and other third parties, which by their nature are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward looking statement.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits.

10.1         Stipulation and Consent to Issuance of Consent Order and Consent Order

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANK

	By:	/s/ Linda A. D’Amario
Linda A. D’Amario
Interim Principal Financial Officer

Dated: September 7, 2010